Exhibit 5.1

October 16, 2015

Landec Corporation

3603 Haven Avenue

Menlo Park, California 94025

Re:	Registration Statement on Form S-3 Filed by Landec Corporation

Ladies and Gentlemen:

We have acted as counsel to Landec Corporation, a Delaware corporation (the “Company”), in connection with its Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Statement, the Company may offer and sell from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), shares of common stock of the Company, $0.001 par value per share (the “Common Stock”). The proposed maximum aggregate public offering price of the shares of Common Stock to be sold by the Company pursuant to the Registration Statement is $100,000,000, on terms as set forth in the Prospectus and any Prospectus Supplement.

In our capacity as counsel to the Company, we have examined originals or copies of such agreements, instruments and documents and have received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Common Stock will be duly authorized, validly issued, fully paid and non-assessable when (i) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance of such Common Stock in accordance with the Company’s certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), which corporate action shall remain in full force and effect, without amendment or modification, at all times during which the Common Stock is offered and sold by the Company in accordance with the Prospectus and/or any Prospectus Supplement; and (ii) certificates representing the Common Stock shall have been duly executed, countersigned, registered and duly delivered to the purchasers thereof or the Common Stock shall have been issued without certificates, in either case against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

Landec Corporation

October 16, 2015

The foregoing opinion is limited to the laws of the United States and the State of Delaware, each as in effect as of the date the Registration Statement is declared effective by the SEC (the “Effective Date”), and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein. The foregoing opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinion is given as of the Effective Date, and we undertake no obligation to advise you of any changes in applicable laws after the Effective Date or of any facts that might change the opinion expressed herein that we may become aware of after the Effective Date.

The foregoing opinion assumes that at, or prior to, the time of delivery of any such shares of Common Stock: (i) the Registration Statement will continue to be effective; and (ii) any necessary Prospectus Supplement with respect to such Common Stock shall have been timely filed with the SEC and any required exhibits shall have been timely filed with the SEC in an amendment to the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus and each related Prospectus Supplement, as applicable.

Very truly yours, /s/ Godfrey & Kahn, S.C. GODFREY & KAHN, S.C.